Exhibit 99.1
news release

August 6, 2015

Thompson Creek Reports Second Quarter 2015 Financial Results

Denver, CO – Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (the “Company” or “Thompson Creek”), a North American mining company, announced today financial results for the three and six months ended June 30, 2015, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

“During the second quarter, we made significant progress at Mount Milligan Mine compared to the first quarter of this year, including improved throughput, recoveries and unit cash costs,” said Jacques Perron, President, Chief Executive Officer and Director of Thompson Creek Metals Company. “We are particularly proud of our improving safety performance, which demonstrates the commitment and quality of all of the members of our team. With ongoing volatility in the markets, we will continue to prudently manage our balance sheet and actively pursue company-wide cost reductions.”

Mr. Perron continued, “We achieved our highest quarterly average daily mill throughput to date of 44,940 tonnes in the second quarter. As a result of several maintenance shutdowns related to the pebble crushers, primary crusher and ball mills, daily throughput in July averaged 43,302 tonnes, but following completion of the necessary maintenance work, daily mill throughput improved in the latter part of the month and averaged 52,290 between July 26 and August 4. We expect to make additional operational improvements in the second half of this year, including the installation of a second SAG discharge screen deck, which will be instrumental in achieving higher throughput. We believe these improvements, together with continued use of secondary crushed material, will help us to complete the ramp-up of Mount Milligan by year-end.”
During the quarter, the Company repurchased and retired $34 million of its senior secured notes. Since December of 2014, the Company has repurchased and retired approximately $68 million of its outstanding notes with future interest savings from these repurchases to maturity of approximately $22 million. Mr. Perron said, “These bond repurchases are consistent with our strategy to reduce our debt and strengthen our balance sheet. Since the completion of Mount Milligan Mine through June 30, 2015, we have repaid and retired approximately $121 million of our debt or 12%, including the net repayments of our capital lease obligations,” added Mr. Perron.

Highlights for the Second Quarter 2015

•
Operating results for the second quarter of 2015 compared to the first quarter of 2015 reflect positive trends, as management targets completion of the Mount Milligan ramp-up by year end. With our recent improvements in the mine and mill together with the utilization of the temporary secondary crushing circuit, during the second quarter of 2015, we achieved our highest quarterly average daily mill throughput to date of 44,940 tonnes, a 13.6% improvement over the first quarter of 2015. Recoveries for the second quarter of 2015 steadily increased to 85.5% for copper and 72.7% for gold. With the higher throughput and improved recoveries, payable production for both copper and gold increased by approximately 30% from the first quarter of 2015.

•
Financial results for the second quarter of 2015 compared to the first quarter of 2015 also improved with operating income more than doubled and cash generated by operating activities more than quadrupled. During the second quarter of 2015, we also decreased our total debt balance by $41.2 million.

•
Total cash and cash equivalents at June 30, 2015 were $211.1 million compared to $265.6 million at December 31, 2014. Total debt, including capital lease obligations, at June 30, 2015 was $897.6 million, compared to $944.7 million at December 31, 2014. During the second quarter of 2015, we repurchased and retired $34.2 million of the 9.75% senior secured notes due 2017.

•	Cash generated by operating activities was $23.9 million in the second quarter of 2015 compared to cash generated by operating activities of $50.7 million in the second quarter of 2014.

•
Consolidated revenues for the second quarter of 2015 were $134.1 million compared to $248.4 million in the second quarter of 2014. Copper and gold sales contributed $105.6 million in revenue in the second quarter of 2015 compared to $118.9 million in the second quarter of 2014. Molybdenum sales for the second quarter of 2015 were $20.9 million compared to $126.3 million in the second quarter of 2014. During each of the second quarters of 2015 and 2014, we completed three shipments of copper and gold concentrate and recorded four sales.

•
Payable production at Mount Milligan Mine for the second quarter of 2015 was 20.2 million pounds of copper and 59,917 ounces of gold, compared to payable production of 16.0 million pounds of copper and 37,030 ounces of gold for the second quarter of 2014.

•
Sales volumes and average realized sales prices for copper and gold for the second quarter of 2015 were 21.2 million pounds of copper at an average realized price of $2.63 per pound and 57,920 ounces of gold at an average realized price of $975 per ounce, as compared to 21.9 million pounds of copper at an average realized price of $3.20 per pound and 51,983 ounces of gold at an average realized price of $1,047 per ounce for the second quarter of 2014. Molybdenum sales volumes in the second quarter of 2015, which consisted of the sale of molybdenum inventory produced at our mines in 2014 and molybdenum sourced from third parties, were 2.3 million pounds at an average realized price of $9.23 per pound compared to 9.7 million pounds at an average realized price of $13.03 per pound for the second quarter of 2014.

•
Consolidated operating income for the second quarter of 2015 was $12.1 million compared to $57.3 million for the second quarter of 2014. Consolidated operating income for the second quarters of 2015 and 2014 was impacted by non-cash lower-of-cost-or-market molybdenum product inventory write downs of $1.9 million and $1.2 million, respectively. Consolidated operating income for the second quarter of 2015 was also impacted by $12.1 million of costs related to idle molybdenum mining operations, including our share of severance costs at Endako Mine of $6.7 million.

•
Net income for the second quarter of 2015 was $0.3 million, or nil per diluted share, compared to net income of $61.6 million, or $0.28 per diluted share, for the second quarter of 2014. The net income for the second quarter of 2015 and 2014 included non-cash foreign exchange gains of $16.9 million and $42.3 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net loss for the second quarter of 2015 was $13.5 million, or $0.06 per diluted share, compared to non-GAAP adjusted net income for the same period of 2014 of $22.0 million, or $0.10 per share. Non-GAAP adjusted net income (loss) excludes foreign exchange gains and losses, net of related income tax effects. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net income (loss).

•
Non-GAAP unit cash cost per pound of copper produced for the second quarter of 2015 was, on a by-product basis, $0.48 per pound and, on a co-product basis, $1.55 per pound of copper and $434 per ounce of gold. Non-GAAP unit cash costs in the second quarter of 2014 was, on a by-product basis, $0.33 per pound and on a co-product basis, $1.97 per pound of copper and $538 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Capital expenditures for the second quarter of 2015 were $9.7 million, composed of $9.1 million for Mount Milligan Mine and $0.6 million for the Langeloth Facility, Endako Mine and corporate combined, compared to $26.7 million for the second quarter of 2014.

Summary of Quarterly Results
(US$ in millions, except per share, per pound and per ounce amounts—unaudited)

	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Financial Information
Revenues	$134.1	$123.0	$168.0	$229.3	$248.4
Operating income (loss)	$12.1	$5.2	$(98.1)	$63.8	$57.3
Net income (loss)	$0.3	$(87.2)	$(135.6)	$(11.1)	$61.6
Income (loss) per share:
—basic	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.35
—diluted	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.28
Cash generated by (used in) operating activities	$23.9	$(5.3)	$34.9	$83.0	$50.7
Adjusted Non-GAAP Measures (1)
Adjusted net income (loss)	$(13.5)	$(14.2)	$(10.0)	$38.3	$22.0
Adjusted net income (loss) per share
—basic	$(0.06)	$(0.07)	$(0.05)	$0.18	$0.13
—diluted	$(0.06)	$(0.07)	$(0.05)	$0.17	$0.10
Operational Statistics
Copper
Payable production (000's lb) (2)	20,159	15,405	18,024	16,267	16,035
Cash cost ($/payable lb produced) - By-Product (1)	$0.48	$1.12	$1.16	$0.77	$0.33
Cash cost ($/payable lb produced) - Co-Product (1)	$1.55	$1.64	$1.88	$1.80	$1.97
Copper sold (000's lb)	21,195	14,791	15,478	16,482	21,939
Average realized sales price ($/lb) (1)	$2.63	$2.47	$2.75	$3.02	$3.20
Gold
Payable production (oz) (2)	59,917	46,119	40,967	60,366	37,030
Cash cost ($/payable oz produced) - Co-Product (1)	$434	$498	$506	$477	$538
Gold sold (oz)	57,920	36,750	38,910	57,974	51,983
Average realized sales price ($/oz) (1)	$975	$986	$1,003	$952	$1,047
Molybdenum
Mined molybdenum production (000's lb)	—	—	4,328	6,560	7,481
Cash cost ($/lb produced) (1)	$—	$—	$10.34	$6.77	$6.25
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	576	2,552	5,756	6,732	7,439
Purchased and processed product	1,679	1,733	2,376	2,181	2,250
	2,255	4,285	8,132	8,913	9,689
Average realized sales price ($/lb) (1)	$9.23	$10.00	$10.79	$13.94	$13.03
___________________________________________________________

(1)	See "Non-GAAP Financial Measures" for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

Selected Condensed Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(unaudited)		(unaudited)
Financial Information
Revenues
Copper sales	$49.3	$64.8	$81.5	$94.6
Gold sales	56.3	54.1	92.3	78.5
Molybdenum sales	20.9	126.3	63.7	229.2
Tolling, calcining and other	7.6	3.2	19.6	7.1
Total revenues	134.1	248.4	257.1	409.4
Costs and expenses
Cost of sales
Operating expenses	75.3	148.2	158.3	261.8
Depreciation, depletion and amortization	26.8	33.0	46.8	55.6
Total cost of sales	102.1	181.2	205.1	317.4
Total costs and expenses	122.0	191.1	239.8	339.0
Operating income (loss)	12.1	57.3	17.3	70.4
Other (income) expense	6.7	(18.8)	115.8	48.4
Income (loss) before income and mining taxes	5.4	76.1	(98.5)	22.0
Income and mining tax (benefit) expense	5.1	14.5	(11.6)	(0.5)
Net income (loss)	$0.3	$61.6	$(86.9)	$22.5
Net income (loss) per share
Basic	$0.00	$0.35	$(0.40)	$0.13
Diluted	$0.00	$0.28	$(0.40)	$0.10
Cash generated by (used in) operating activities	$23.9	$50.7	$18.6	$66.9
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$(13.5)	$22.0	$(27.7)	$26.3
Adjusted net income (loss) per share—basic (1)	$(0.06)	$0.13	$(0.13)	$0.15
Adjusted net income (loss) per share—diluted (1)	$(0.06)	$0.10	$(0.13)	$0.12

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(unaudited)		(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (2)	20,159	16,035	35,564	30,278
Cash cost ($/payable lb produced) - By-Product (1)	$0.48	$0.33	$0.75	$1.34
Cash cost ($/payable lb produced) - Co-Product (1)	1.55	$1.97	$1.59	$2.11
Copper sold (000's lb)	21,195	21,939	35,986	32,732
Average realized sales price ($/lb) (1)	$2.63	$3.20	$2.56	$3.14
Gold
Payable production (oz)	59,917	37,030	106,036	76,273
Cash cost ($/payable oz produced) - Co-Product (1)	$434	$538	$462	$573
Gold sold (oz)	57,920	51,983	94,670	75,857
Average realized sales price ($/oz) (1)	$975	$1,047	$979	$1,040
Molybdenum
Mined production (000's lb) (3)	—	7,481	—	15,368
Cash cost ($/lb produced) (1)	$—	$6.25	$—	$5.99
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	576	7,439	3,128	16,030
Purchased and processed product	1,679	2,250	3,412	3,504
	2,255	9,689	6,540	19,534
Average realized sales price ($/lb) (1)	$9.23	$13.03	$9.73	$11.73
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

(3)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines (excludes molybdenum processed from purchased product).

Current Guidance
The Company has updated its 2015 guidance as of the date of this report to reflect (i) certain changes to its molybdenum business guidance as a result of expected decreases in cash flow from Langeloth, expected increases in the proportion of sales of upgraded products from its molybdenum mines, the placement of Endako Mine on care and maintenance, effective July 1, 2015 (in connection with which the Company incurred its share of one-time severance costs), and the decision to cease stripping at Thompson Creek Mine, effective August 6, 2015; and (ii) the addition of capital expenditures for 2015 relating to settlement of vendor claims in connection with the construction of Mount Milligan. There are no revisions to the production and cash cost guidance for Mount Milligan Mine as of the date of this report.
The table below presents (i) updated guidance for fiscal year 2015 as of the date of this report and (ii) for comparison purposes, the guidance previously provided in the Company's Form 10-Q for the three months ended March 31, 2015.

	Year Ended December 31, 2015 (Estimated) (Updated)	Year Ended December 31, 2015 (Estimated) (Previous)
Mount Milligan Mine Copper and Gold
Concentrate production (000's dry tonnes)	140 - 160	140 - 160
Copper payable production (000's lb)	70,000 - 90,000	70,000 - 90,000
Gold payable production (000's oz)	200 - 220	200 - 220
Unit cash cost - By-product ($/payable lb copper produced): (1) (2)	$0.70 - $0.90	$0.70 - $0.90
Molybdenum Business - Cash Inflow (Outflow) ($ in millions): (2)(3)
Ongoing molybdenum operations - Langeloth	$6 - $10	$10 - $15
Suspended molybdenum operations:
TC Mine
Care and Maintenance	($7 - $10)	($6 - $8)
Phase 8 Stripping	($4 - $5)	($8 - $10)
Sale of Inventory	$32 - $34	$25 - $28
Endako Mine (75% share)
Temporary suspension, care and maintenance and severance costs	($17 - $19)	($5 - $8)
Sale of inventory	$10 - $11	$9 - $10
Total Cash Flow from Molybdenum Operations	$20 - $21	$25 - $27
Capital expenditures ($ in millions): (2)(4)
Mount Milligan operations	$22 ± 10%	$22 ± 10%
Mount Milligan tailings dam	$24 ± 10%	$24 ± 10%
Mount Milligan secondary crusher engineering and site preparation	$15 ± 10%	$15 ± 10%
Mount Milligan vendor claims settlement (5)	$13	nil
Langeloth and other	$7 ± 10%	$7 ± 10%
Total capital expenditures	$81 ± 10%	$68 ± 10%
_______________________________________________________________________________

(1)
Copper by-product unit cash cost is calculated using copper payable production and deducts a gold by-product credit, which is determined based on expected revenue from payable gold production assuming a gold price of $801 per ounce for the first half of 2015 and approximately $730 per ounce for the second half of 2015, which takes into account the contractual price of $435 per ounce under the Gold Stream Arrangement.

(2)
Estimates for cash costs, molybdenum cash inflow (outflow) and cash capital expenditures assume an average foreign exchange rate of US$1.00 = C$1.24 for the first half of 2015 and US$1.00 = C$1.25 for the second half of 2015.

(3)	Cash inflow (outflow) excludes capital expenditures.

(4)	Includes 2015 cash capital expenditures, but excludes cash capital expenditures related to 2014 accruals paid in 2015.

(5)
In July 2015, Terrane Metals Corp., a wholly-owned subsidiary of the Company (“Terrane”), settled outstanding claims from two contractors that provided construction and installation services for the construction of Mount Milligan. The settlement amount, which represents a one-time payment, will be made in the third quarter of 2015.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess its operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to our business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non-cash items.
For the first half of 2015 and 2014, the significant items were the net gains and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects. For the five quarters ended June 30, 2015, the significant items were the net gains and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects and impairments on our property, plant and equipment and materials and supplies inventory.
In connection with the Company's strategy to manage cash balances, fund its operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net income (loss) each period. At each period end, management compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). As the loans between the parent company and its subsidiaries are the primary driver of the Company's foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of our non-GAAP measures excluding these gains or losses provides useful information to our investors regarding the Company's financial condition and results of operations.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, management calculates weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), the Company utilizes weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP.
The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the three and six months ended June 30, 2015 and 2014 and for the five quarters ended June 30, 2015. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

Non-GAAP Reconciliation

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income (loss)	$0.3	$61.6	$(86.9)	$22.5
Add (Deduct):
(Gain) loss on foreign exchange (1)	(17.2)	(41.9)	72.6	4.2
Tax expense (benefit) on foreign exchange (gain) loss	3.4	2.3	(13.4)	(0.4)
Non-GAAP adjusted net income (loss)	$(13.5)	$22.0	$(27.7)	$26.3

Net income (loss) per share
Basic	$0.00	$0.35	$(0.40)	$0.13
Diluted	$0.00	$0.28	$(0.40)	$0.10
Adjusted net income (loss) per share
Basic	$(0.06)	$0.13	$(0.13)	$0.15
Diluted	$(0.06)	$0.10	$(0.13)	$0.12
Weighted-average shares
Basic	218.0	174.5	216.2	173.1
Diluted	218.0	220.3	216.2	217.3

(1)
Included a foreign exchange gain of $0.3 million and a foreign exchange loss of $1.3 million presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2015, respectively. Included $0.4 million and nil of foreign exchange loss presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2014, respectively.

	Three Months Ended
	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Net income (loss)	$0.3	$(87.2)	$(135.6)	$(11.1)	$61.6
Add (Deduct):
Asset impairments	—	—	104.8	—	—
Tax benefit of asset impairments (1)	—	—	(7.0)	—	—
(Gain) loss on foreign exchange (2)	(17.2)	89.8	34.8	59.7	(41.9)
Tax expense (benefit) on foreign exchange (gain) loss	3.4	(16.8)	(7.0)	(10.3)	2.3
Non-GAAP adjusted net income (loss)	$(13.5)	$(14.2)	$(10.0)	$38.3	$22.0

Net income (loss) per share
Basic	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.35
Diluted	$0.00	$(0.41)	$(0.63)	$(0.05)	$0.28
Adjusted net income (loss) per share
Basic	$(0.06)	$(0.07)	$(0.05)	$0.18	$0.13
Diluted	$(0.06)	$(0.07)	$(0.05)	$0.17	$0.10
Weighted-average shares
Basic	218.0	214.4	214.1	213.9	174.5
Diluted	218.0	214.4	214.1	220.4	220.3
_______________________________________________________________________________
(1) The asset impairment for Endako Mine and TC Mine in 2014 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included a foreign exchange gain of $0.3 million; a foreign exchange loss of $1.6 million, foreign exchange gains of $0.5 million and $0.6 million and a foreign exchange loss of $0.4 million, presented in income and mining tax expense (benefit) in the Condensed Consolidated Statements of Operations for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's Copper-Gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although, unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash cost on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute. On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).

The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss) for the three and six months ended June 30, 2015 and 2014 and for the five quarters ended June 30, 2015.
Non-GAAP cash cost

	Three Months Ended		Six Months Ended
(US$ in millions)	Jun 30 2015	Jun 30 2014	Jun 30 2015	Jun 30 2014
Direct mining costs (1)	$45.0	$39.8	$82.4	$89.4
Truck and rail transportation and warehousing costs	3.8	4.6	8.2	6.2
Costs reflected in inventory and operations costs	$48.8	$44.4	$90.6	$95.6
Refining and treatment costs	6.6	5.7	11.1	8.5
Ocean freight and insurance costs	1.8	1.5	3.8	3.5
Direct costs reflected in revenue and selling and marketing costs	$8.4	$7.2	$14.9	$12.0
Non-GAAP cash costs	$57.2	$51.6	$105.5	$107.6
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(8.4)	$(7.2)	$(14.9)	$(12.0)
Changes in inventory	1.8	26.6	(5.2)	18.6
Silver by-product credits (2)	(1.2)	(1.6)	(2.4)	(2.3)
Non cash costs and other	0.2	0.3	0.4	0.6
Copper-Gold segment US GAAP operating expenses	$49.6	$69.7	$83.4	$112.5

	Three Months Ended
(US$ in millions)	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Direct mining costs (1)	$45.0	$37.4	$45.2	$48.8	$39.8
Truck and rail transportation and warehousing costs	3.8	4.4	3.3	3.8	4.6
Costs reflected in inventory and operations costs	$48.8	$41.8	$48.5	$52.6	$44.4
Refining and treatment costs	6.6	4.5	4.6	4.4	5.7
Ocean freight and insurance costs	1.8	2.0	1.5	1.1	1.5
Direct costs reflected in revenue and selling and marketing costs	$8.4	$6.5	$6.1	$5.5	$7.2
Non-GAAP cash costs	$57.2	$48.3	$54.6	$58.1	$51.6
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(8.4)	$(6.5)	$(6.1)	$(5.5)	$(7.2)
Changes in inventory	1.8	(7.0)	(6.2)	(4.5)	25.0
Silver by-product credits (2)	(1.2)	(1.2)	(0.9)	(1.1)	—
Non cash costs and other	0.2	0.2	—	0.4	0.3
Copper-Gold segment US GAAP operating expenses	$49.6	$33.8	$41.4	$47.4	$69.7
_______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended		Six Months Ended
(US$ in millions, except pounds and per pound amounts)	Jun 30 2015	Jun 30 2014	Jun 30 2015	Jun 30 2014
Copper payable production (000's lbs)	20,159	16,035	35,564	30,278
Non-GAAP cash cost	$57.2	$51.6	$105.5	$107.6
Less by-product credits
Gold sales (1)	$56.5	$54.4	$92.7	$78.9
Gold sales related to deferred portion of Gold Stream Arrangement	(10.0)	(9.7)	(16.4)	(14.1)
Net gold by-product credits	$46.5	$44.7	$76.3	$64.8
Silver by-product credits (2)	1.3	1.6	2.5	2.3
Total by-product credits	$47.8	$46.3	$78.8	$67.1
Non-GAAP cash cost net of by-product credits	$9.4	$5.3	$26.7	$40.5
Non-GAAP cash cost per pound, on a by-product basis	$0.48	$0.33	$0.75	$1.34

	Three Months Ended
(US$ in millions, except pounds and per pound amounts)	June 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Copper payable production (000's lbs)	20,159	15,405	18,024	16,267	16,035
Non-GAAP cash cost	$57.2	$48.3	$54.6	$58.1	$51.6
Less by-product credits
Gold sales (1)	$56.5	$36.2	$39.0	$55.2	$54.4
Gold sales related to deferred portion of Gold Stream Arrangement	(10.0)	(6.4)	(6.3)	(10.8)	(9.7)
Net gold by-product credits	$46.5	$29.8	$32.7	$44.4	$44.7
Silver by-product credits (2)	1.3	1.2	0.9	1.1	1.6
Total by-product credits	$47.8	$31.0	$33.6	$45.5	$46.3
Non-GAAP cash cost net of by-product credits	$9.4	$17.3	$21.0	$12.6	$5.3
Non-GAAP cash cost per pound, on a by-product basis	$0.48	$1.12	$1.16	$0.77	$0.33
_______________________________________________________________________________
(1) Excluded refining and treatment charges.
(2) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended		Six Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2015	Jun 30 2014	Jun 30 2015	Jun 30 2014
Copper payable production (000’s lbs)	20,159	16,035	35,564	30,278
Gold payable production in Cu eq. (000’s lbs) (1)	17,317	10,125	31,399	20,565
Payable production (000’s lbs)	37,476	26,160	66,963	50,843

Non-GAAP cash cost allocated to Copper	$30.8	$31.6	$56.0	$64.1
Non-GAAP cash cost per pound, on a co-product basis	$1.55	$1.97	$1.59	$2.11

Non-GAAP cash cost allocated to Gold	$26.4	$20.0	$49.5	$43.5
Gold payable production (ounces)	59,917	37,030	106,036	76,273
Non-GAAP cash cost per ounce, on a co-product basis	$434	$538	$462	$573

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Copper payable production (000’s lbs)	20,159	15,405	18,024	16,267	16,035
Gold payable production in Cu eq. (000’s lbs) (1)	17,317	14,082	10,954	15,976	10,125
Payable production (000’s lbs)	37,476	29,487	28,978	32,243	26,160

Non-GAAP cash cost allocated to Copper	$30.8	$25.2	$34.0	$29.3	$31.6
Non-GAAP cash cost per pound, on a co-product basis	$1.55	$1.64	$1.88	$1.80	$1.97

Non-GAAP cash cost allocated to Gold	$26.4	$23.1	$20.6	$28.8	$20.0
Gold payable production (ounces)	59,917	46,119	40,967	60,366	37,030
Non-GAAP cash cost per ounce, on a co-product basis	$434	$498	$506	$477	$538
______________________________________________________________________________

(1) For the six months ended June 30, 2015 gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $801 and a copper price of $2.70. For the six months ended June 30, 2014 gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $843 and a copper price of $3.13. Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $795, $806, $829, $840, and $842 per ounce for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.75, $2.64, $3.10, $3.17, and $3.08 per pound for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

Average realized sales price
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross together with the final pricing adjustments and mark-to-market adjustments by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended June 30,		Six Months Ended June 30,
(US$ in millions, except pounds, ounces and per unit amounts)	2015	2014	2015	2014
Average realized sales price for Copper
Copper sales reconciliation ($)
Copper sales, excluding adjustments	$58.4	$68.6	$96.7	$102.6
Final pricing adjustments	1.6	(1.9)	(5.7)	(2.0)
Mark-to-market adjustments	(4.3)	3.5	1.2	2.1
Copper sales, net of adjustments	55.7	70.2	92.2	102.7
Less Refining and treatment costs	6.4	5.4	10.7	8.1
Copper sales	$49.3	$64.8	$81.5	$94.6

Pounds of Copper sold (000's lb)	21,195	21,939	35,986	32,732

Average realized sales price for Copper on a per pound basis
Copper sales excluding adjustments	$2.76	$3.13	$2.69	$3.13
Final pricing adjustments	0.08	(0.09)	$(0.16)	(0.06)
Mark-to-market adjustments	(0.21)	0.16	$0.03	0.07
Average realized Copper sales price per pound sold	$2.63	$3.20	$2.56	$3.14

Average realized sales price for Gold
Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$13.1	$11.7	$21.4	$17.2
Gold sales related to deferred portion of Gold Stream Arrangement	10.0	9.7	16.4	14.1
Gold sales under Gold Stream Arrangement	23.1	21.4	37.8	31.3

TCM share of gold sales to MTM Customers	34.0	32.2	55.2	47.2
Final pricing adjustments	(1.1)	(0.2)	(0.4)	(0.3)
Mark-to-market adjustments	0.4	1.0	—	0.7
Gold sales TCM Share	33.3	33.0	54.8	47.6
Gold sales, net of adjustments	56.4	54.4	92.6	78.9
Less Refining and treatment costs	0.1	0.3	0.3	0.4
Gold sales	56.3	54.1	92.3	78.5

Ounces of gold sold to Royal Gold	30,070	26,990	49,224	39,364
TCM share of ounces of gold sold to MTM customers	27,850	24,993	45,446	36,493
Total ounces of Gold sold	57,920	51,983	94,670	75,857

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	334	359	334	$359
Average realized sales price per ounce sold to Royal Gold	$769	$794	$769	$794

TCM share of gold sales to MTM Customers	$1,221	$1,288	1,215	$1,293
Final pricing adjustments	(39)	(8)	(10)	(7)
Mark-to-market adjustments	15	40	—	19
Average realized sales price per ounce sold for TCM share	$1,197	$1,320	$1,205	$1,305

Average realized sales price per ounce sold	$975	$1,047	$979	$1,040

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2015	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014
Average realized sales price for Copper
Copper sales reconciliation ($)
Copper sales, excluding adjustments	$58.4	$38.3	$46.6	$52.6	$68.6
Final pricing adjustments	1.6	(7.3)	(2.5)	1.3	(1.9)
Mark-to-market adjustments	(4.3)	5.5	(1.5)	(4.0)	3.5
Copper sales, net of adjustments	55.7	36.5	42.6	49.9	70.2
Less Refining and treatment costs	6.4	4.3	4.4	4.2	5.4
Copper sales	$49.3	$32.2	$38.2	$45.7	$64.8

Pounds of Copper sold (000's lb)	21,195	14,791	15,478	16,482	21,939

Average realized sales price for Copper on a per unit basis
Copper sales excluding adjustments	$2.76	$2.59	$3.01	$3.19	$3.13
Final pricing adjustments	0.08	(0.49)	(0.16)	0.08	(0.09)
Mark-to-market adjustments	(0.21)	0.37	(0.10)	(0.25)	0.16
Average realized Copper sales price per pound sold	$2.63	$2.47	$2.75	$3.02	$3.20

Average realized sales price for Gold
Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$13.1	$8.3	$8.8	$13.0	$11.7
Gold sales related to deferred portion of Gold Stream Arrangement	10.0	6.4	6.3	10.8	9.7
Gold sales under Gold Stream Arrangement	23.1	14.7	15.1	23.8	21.4
TCM share of gold sales to MTM Customers	34.0	21.2	24.0	35.6	32.2
Final pricing adjustments	(1.1)	0.7	(2.5)	(0.2)	(0.2)
Mark-to-market adjustments	0.4	(0.4)	2.4	(4.0)	1.0
Gold sales TCM Share	33.3	21.5	23.9	31.4	33.0
Gold sales, net of adjustments	56.4	36.2	39.0	55.2	54.4
Less Refining and treatment costs	0.1	0.2	0.2	0.2	0.3
Gold sales	$56.3	$36.0	$38.8	$55.0	$54.1

Ounces of gold sold to Royal Gold	30,070	19,154	20,217	29,965	26,990
TCM share of ounces of gold sold to MTM customers	27,850	17,596	18,692	28,009	24,993
Total ounces of Gold sold	57,920	36,750	38,909	57,974	51,983

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	334	334	312	359	359
Average realized sales price per ounce sold to Royal Gold	$769	$769	$747	$794	$794

TCM share of gold sales to MTM Customers	$1,221	$1,205	$1,284	$1,271	$1,288
Final pricing adjustments	(39)	40	(134)	(7)	(8)
Mark-to-market adjustments on current period sales	15	(25)	129	(143)	40
Average realized sales price per ounce sold for TCM share	$1,197	$1,220	$1,279	$1,121	$1,320

Average realized sales price per ounce sold	$975	$985	$1,002	$952	$1,047

__________________________________________________________________________
(1) The average realized sales price per payable pound of copper sold and per payable ounce of gold sold is impacted by any final volume and pricing adjustments and mark-to-market adjustments for shipments made in prior periods.
Additional information on the Company’s financial position is available in Thompson Creek’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its second quarter 2015 financial results on Friday, August 7, 2015 at 8:00 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://cnw.ca/uGrB0 and www.thompsoncreekmetals.com.

An archived recording of the second quarter 2015 conference call/webcast will be available through August 21, 2015, by dialing 1 (416) 849-0833 or 1 (855) 859-2056 and entering replay code 81714952.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development project is the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements and ability to refinance or reduce debt on favorable terms or at all; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected ramp-up at Mount Milligan Mine, including expected achievement of design capacities, decisions regarding whether to proceed with the construction of a permanent secondary crusher, and the effects of secondary crushing; future operating plans and goals, including statements regarding Langeloth's business model; and future molybdenum, copper, gold and silver prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Francois Perron Renmark Financial Communications Inc. Tel: (416) 644-2020 fperron@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(US dollars in millions, except share amounts)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$211.1	$265.6
Accounts receivable	31.4	42.0
Accounts receivable-related parties	0.2	4.1
Product inventory	76.8	96.6
Materials and supplies inventory	26.3	30.4
Prepaid expenses and other current assets	7.1	7.7
Income and mining taxes receivable	0.5	0.5
Restricted cash	—	1.6
Deferred income tax assets	0.2	0.1
	353.6	448.6
Property, plant, equipment and development, net	2,063.6	2,218.3
Restricted cash	—	5.7
Reclamation deposits	10.3	10.3
Other assets	40.5	35.4
Deferred income tax assets	133.3	128.0
	$2,601.3	$2,846.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$80.7	$93.1
Income, mining and other taxes payable	1.5	1.8
Current portion of Gold Stream deferred revenue	40.3	40.4
Current portion of long-term debt	1.4	3.9
Current portion of long-term lease obligations	24.9	22.8
Deferred income tax liabilities	13.5	14.1
Other current liabilities	0.3	0.3
	162.6	176.4
Gold Stream deferred revenue	705.3	721.1
Long-term debt	831.3	872.3
Long-term lease obligations	40.0	45.7
Other liabilities	4.8	5.2
Asset retirement obligations	35.5	35.3
Deferred income tax liabilities	97.4	102.8
	1,876.9	1,958.8
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 221,001,135 and 214,148,315 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,195.7	1,186.1
Additional paid-in capital	80.2	86.6
Accumulated deficit	(333.8)	(246.9)
Accumulated other comprehensive income (loss)	(217.7)	(138.3)
	724.4	887.5
	$2,601.3	$2,846.3

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(US dollars in millions, except per share amounts)	2015	2014	2015	2014
REVENUES
Copper sales	$49.3	$64.8	$81.5	$94.6
Gold sales	56.3	54.1	92.3	78.5
Molybdenum sales	20.9	126.3	63.7	229.2
Tolling, calcining and other	7.6	3.2	19.6	7.1
Total revenues	134.1	248.4	257.1	409.4
COSTS AND EXPENSES
Cost of sales
Operating expenses	75.3	148.2	158.3	261.8
Depreciation, depletion and amortization	26.8	33.0	46.8	55.6
Total cost of sales	102.1	181.2	205.1	317.4
Selling and marketing	2.2	3.6	5.2	7.7
Accretion expense	0.6	0.9	1.2	1.8
General and administrative	4.9	5.2	10.5	11.8
Exploration	0.1	0.2	0.1	0.3
Costs for idle mining operations	12.1	—	17.7	—
Total costs and expenses	122.0	191.1	239.8	339.0
OPERATING INCOME (LOSS)	12.1	57.3	17.3	70.4
OTHER (INCOME) EXPENSE
(Gain) loss on foreign exchange	(16.9)	(42.3)	71.3	4.2
Interest and finance fees	22.3	23.3	44.9	46.9
Loss from debt extinguishment	3.1	0.5	2.8	0.5
Interest (income) expense	—	(0.1)	(0.1)	(0.2)
Other	(1.8)	(0.2)	(3.1)	(3.0)
Total other (income) expense	6.7	(18.8)	115.8	48.4
Income (loss) before income and mining taxes	5.4	76.1	(98.5)	22.0
Total income and mining tax expense (benefit)	5.1	14.5	(11.6)	(0.5)
NET INCOME (LOSS)	$0.3	$61.6	$(86.9)	$22.5
COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	17.1	42.0	(79.4)	(3.6)
Total other comprehensive income (loss)	17.1	42.0	(79.4)	(3.6)
Total comprehensive income (loss)	$17.4	$103.6	$(166.3)	$18.9

NET INCOME (LOSS) PER SHARE
Basic	$0.00	$0.35	$(0.40)	$0.13
Diluted	$0.00	$0.28	$(0.40)	$0.10
Weighted-average number of common shares
Basic	218.0	174.5	216.2	173.1
Diluted	218.1	220.3	216.2	217.3

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(US dollars in millions)	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$0.3	$61.6	$(86.9)	$22.5
Items not affecting cash:
Depreciation, depletion and amortization	26.8	33.0	46.8	55.6
Deferred revenue related to Gold Stream Arrangement	(10.0)	(9.7)	(16.4)	(14.1)
Accretion expense	0.6	0.9	1.2	1.8
Amortization of finance fees	1.2	1.3	2.4	2.6
Stock-based compensation	1.8	1.5	3.1	2.6
Obsolete materials and supplies inventory write downs	—	0.1	—	0.2
Product inventory write downs	1.8	1.1	7.0	6.6
Deferred income tax benefit	5.0	7.8	(10.1)	(9.3)
Unrealized gain on financial instruments and mark-to-market adjustments	(6.0)	(2.8)	—	(3.2)
Unrealized foreign exchange (gain) loss	(16.0)	(44.0)	70.6	3.6
Debt extinguishment	0.7	(0.1)	0.4	(0.1)
Change in current assets and liabilities	11.9	(4.1)	0.2	(12.8)
Gold Stream Arrangement net payable	5.8	4.1	0.3	10.9
Cash generated by (used in) operating activities	23.9	50.7	18.6	66.9
INVESTING ACTIVITIES
Capital expenditures	(9.7)	(26.7)	(22.9)	(48.5)
Capitalized interest payments	(0.3)	(0.6)	(1.0)	(6.9)
Restricted cash	0.1	(0.6)	7.2	—
Reclamation deposit	—	—	—	(10.0)
Cash generated by (used in) investing activities	(9.9)	(27.9)	(16.7)	(65.4)
FINANCING ACTIVITIES
Equipment financings and repayments	(6.1)	(5.5)	(12.6)	(10.8)
Repayment of long-term debt	(1.0)	(5.1)	(2.3)	(8.8)
Senior unsecured note repurchase	(34.2)	—	(41.0)	—
Proceeds (costs) from issuance of common shares, net	0.2	—	0.5	—
Cash generated by (used in) financing activities	(41.1)	(10.6)	(55.4)	(19.6)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	1.2	(1.0)	0.3
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(27.1)	13.4	(54.5)	(17.8)
Cash and cash equivalents, beginning of period	238.2	202.7	265.6	233.9
Cash and cash equivalents, end of period	$211.1	$216.1	$211.1	$216.1